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                                                                      EXHIBIT 21

                       MPW INDUSTRIAL SERVICES GROUP, INC.

                              LIST OF SUBSIDIARIES
                              --------------------

                                                                              JURISDICTION OF
         NAME                                                                  ORGANIZATION
         ----                                                                 ---------------
Aquatech Environmental, Inc.                                                      Michigan

ESI International, Inc.                                                             Ohio

         ESI-North Limited                                                          Ohio

MPW Industrial Cleaning Corp.                                                       Ohio

         MPW Industrial Services of Indiana, LLC                                  Indiana

MPW Industrial Services, Inc.                                                       Ohio

         MPW Management Services Corp.                                              Ohio

                  MPW Container Management Corp.                                    Ohio

                  MPW Container Management Corp. of Michigan                      Michigan

                  MPW Filtration Management Services Corp.                          Ohio

                           Gauthier Enterprises, Inc.                             Michigan

                  MPW Industrial Services, Ltd.                                    Canada

                  MPW Industrial, L.L.C. of V.C.                                   Mexico

                  MPW Industrial Water Services,  Inc.                              Ohio

                  Pentagon Technologies Group, Inc.                                 Ohio